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                                                                   EXHIBIT 10.11


                              ASSIGNMENT AGREEMENT

          THIS AGREEMENT is made and entered into as November 6, 1997 by and between GourmetMarket.com, a California corporation (the "Company"), and Chanan Steinhart ("Steinhart").

                                   WITNESSETH

          WHEREAS, Steinhart desires to assign to the Company all of his right, title, and interest in and to the Work Product and other intellectual property rights and licenses he acquired pursuant to that certain Development and License Agreement by and between Steinhart and i-Labs, Ltd. dated March 31, 1997 (the "Development Agreement"), and the Company desires to accept such assignment and assume all rights, licenses and obligations under the Development Agreement under the term and conditions of this Agreement. As used herein, "Work Product" shall have the same meaning as set forth in the Development Agreement.

          NOW THEREFORE, in consideration for good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer and Assignment.

          1.1 Conveyance of Rights by Steinhart. Steinhart hereby transfers, grants, conveys, assigns, and relinquishes exclusively to the Company all of his right, title, and interest in and to the Work Product and all other rights and licenses under the Development Agreement, including, but not limited to, the following: all right, title, interest, and benefit (including to make, use, or sell under patent law; to copy, adapt, distribute, display, and perform under copyright law; and to use and disclose under trade secret law) of Steinhart in and to all United States and foreign patents and patent applications, patent license rights, patentable inventions, trade secrets, trademarks, service marks, trade names (including, in the case of trademarks, service marks and trade names, all goodwill appertaining thereto), copyrights, technology licenses, know-how, confidential information, shop rights, and all other intellectual property rights owned or claimed by Steinhart embodied in the Work Product.

          1.2 Further Assurances. Steinhart shall execute and deliver, from time to time after the date hereof upon the request of the Company, such further conveyance instruments, and take such further actions, as may be necessary or desirable to evidence more fully the transfer of ownership of all of the Work Product and all other licenses and rights under the Development Agreement to the Company to the fullest extent possible. Steinhart therefore agrees to: (i) execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Work Product, (ii) provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of the Company and to the Work Product, and (iii) perform any other acts deemed necessary to carry out the intent of this Agreement.

          1.3 Acknowledgment of Rights. In furtherance of this Agreement, Steinhart hereby acknowledges that, from this date forward, the Company has succeeded to all of his right title, and standing to: (i) receive all rights and benefits pertaining to the Work Product and the rights and licenses under the Development Agreement, (ii) institute and prosecute all suits and proceedings and take all actions that the Company, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Work Product, and (iii) defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relation thereto as the Company, in its sole discretion, deems advisable.


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Section 2. Representations and Warranties.

         Steinhart represents and warrants that no consents of any other parties are necessary or appropriate under any agreements concerning any of the Work Product or other rights and licenses under the Development Agreement in order for the transfer and assignment of any of the Work Product or other rights and licenses under the Development Agreement, and to the best of his knowledge, upon consummation of this Agreement, the Company shall have good and marketable title to the Work Product, free and clear of any and all liens, mortgages, encumbrances, pledges, security interests, or charges of any nature whatsoever, and full and complete rights to all licenses contained in the Development Agreement.

Section 3. Miscellaneous.

          3.1 All previous agreements and arrangements made by the parties and relating to the subject matter hereof are hereby superseded and this Agreement, including its exhibits, embodies the entire understanding of the parties, there being no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained herein. This Agreement may only be amended by a written document signed by both parties.

          3.2 Any notice required to be given hereunder shall be in writing and may be given by facsimile transmission to the facsimile number for such party set forth below or personal delivery (including by professional courier) at, or mailing (by first class receipted prepaid mail) to, the address of the party contained in this Agreement, or such other facsimile number or address as such party may have notified the other of pursuant to this section. In the case of facsimile transmission or personal delivery, such notice shall be deemed to have been given upon the date of such transmission or delivery. In the case of mailing, such notice shall be deemed to have been given seven days after such mailing.

          3.3 Any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in San Francisco, California under the Rules of Arbitration of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision. If any legal action is necessary or brought in any court or arbitration proceeding, to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary expenses, in addition to any other relief to which such party may be entitled.

          3.4 If any provision in this Agreement is found or held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

          3.5 No waiver of any term or condition of this Agreement shall be valid or binding on a party unless the same has been mutually assented to in writing by both parties. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed



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to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the day and year first above written.

                                              GOURMETMARKET.COM
                                              a California corporation






                                              By: /s/ Chanan Steinhart
                                                  -----------------------------


                                              Title: COO
                                                    ---------------------------





                                              ASSIGNOR:





                                              /s/ Chanan Steinhart
                                              ---------------------------------
                                              Chanan Steinhart







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